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EXHIBIT 23

ACCOUNTANTS' CONSENT

The Board of Directors
Hasbro, Inc.:

        We consent to incorporation by reference in the Registration Statements Nos. 2-78018, 2-93483, 33-57344, 33-59583, 333-38159, 333-10404, 333-10412, and 333-34282 on Form S-8 and Nos. 33-41548, 333-44101, 333-82077, 333-46986, 333-83250 and 333-103561 on Form S-3 of Hasbro, Inc. of our report dated February 12, 2003 relating to the consolidated balance sheets of Hasbro, Inc. and subsidiaries as of December 29, 2002 and December 30, 2001 and the related statements of operations, shareholders' equity and cash flows for each of the fiscal years in the three-year period ended December 29, 2002, and our report dated February 12, 2003 relating to the consolidated financial statement schedule, which reports are included in the December 29, 2002 Annual Report on Form 10-K of Hasbro, Inc. Our report on the basic financial statements refers to a change in the method used to account for goodwill.

/s/ KPMG LLP
Providence, Rhode Island
March 26, 2003

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ACCOUNTANTS' CONSENT